FIGGIE INTERNATIONAL INC.
                                          EXHIBIT INDEX


Exhibit
Number                                                   Description


4.1 Restated Certificate of Incorporation of the Company, as amended, included as Exhibit 19 to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1987, File No. 1-8591, is hereby incorporated herein by reference.

4.2      Bylaws of the Company, as amended and restated, included as Exhibit
         (19)(a) to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1989, is hereby incorporated herein by reference.

4.3 Specimen Certificate of the Company's Class A Common Stock is contained in the Restated Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company incorporated by reference in Exhibits 4.1 and 4.2 above and are hereby incorporated herein by reference.

4.4 Figgie International Inc. Key Employees' Stock Option Plan included as Exhibit A to the Company's definitive Proxy Statement filed September 22, 1994 with the Commission, is hereby incorporated herein by reference.

4.5 Indenture, dated as of October 1, 1989, between Figgie International Inc. and Continental Bank, National Association, as Trustee, with respect to the 9.875% Senior Notes due
         October 1, 1999, included as Exhibit (4)(c) to the Company's Annual Report on Form 10-K for the year ending December 31, 1989, is hereby incorporated herein by reference.
         State Street Trust succeeded Continental Bank as Trustee pursuant to an agreement dated as of February 7, 1994, included as Exhibit 4(c) to the Company's
         Annual Report on Form 10-K for the year ending December 31, 1993, which is hereby incorporated herein by reference.

4.6 Second Supplemental Indenture, dated as of December 31, 1986, among Figgie International Inc. and Marine Midland Bank, N.A., as Trustee, with respect to the 10.375% Subordinated Debentures due April 1, 1998, included as Exhibit (4)(c) to the Company's Annual Report on Form 10-K for the year ending December 31, 1986, File
         No. 1-8591, and the First Supplemental Indenture, dated as of July 18, 1983, among Figgie International Inc.,
         Figgie International Holdings Inc., and Marine Midland Bank, N.A., as Trustee, with respect to the 10-3/8% Subordinated Debentures due 1998, along with the Original Indenture dated as of April 1, 1978, included as Exhibit (3)(4)(f) to the
         Company's Form 8-B filed October 19, 1983, File No. 1-8591, with the Commission are hereby incorporated herein by reference.

5.1 Opinion of Calfee, Halter & Griswold regarding the validity of the securities being registered (see Page II-14 of this Registration Statement).

24.1 Consent of Arthur Andersen LLP (see Page II-15 of this Registration Statement).

24.2 Consent of Calfee, Halter & Griswold (see Page II-16 of this Registration Statement).

25.1 Power of Attorney and related Certified Resolution (see Pages II-17 and II-18 of this Registration Statement).